UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2005

LSB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

INDIANA	000-25070	35-1934975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47902
(Address of principal executive offices)		(Zip Code)

(765) 742-1064
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On September 29, 2005, Lafayette Savings Bank, FSB (the “Bank”) and Randolph F. Williams, President and Chief Executive Officer of LSB Financial Corp. (the “Company”) entered into a Deferred Compensation Agreement in the form previously approved by the Board of Directors of the Company.

The Deferred Compensation Agreement provides for 10% of the amount of Mr. Williams’s compensation, defined as salary plus bonus paid by the Bank, or some other percentage (not to exceed 20%) as elected by Mr. Williams, to be withheld from his compensation and credited to an account for the benefit of Mr. Williams established for that purpose, beginning October 1, 2005. The Bank will credit additional amounts to Mr. Williams’s account at the end of each quarter, beginning with the quarter ending December 31, 2005, as matching contributions with respect to salary only. For the quarter ending December 31, 2005, the matching contributions will be in the amount of twenty cents ($.20) for each one dollar ($1.00) of salary deferred by Mr. Williams, subject to a maximum of 4% of his salary for that quarter. Thereafter, the amount of the matching contributions shall be as determined by the Bank for the calendar year, and as approved by the Board of Directors of the Bank before the end of the preceding calendar year.

The Bank will credit Mr. Williams’s account as provided in the Deferred Compensation Agreement with interest, compounded annually, on the undistributed balance held in his account. The annual rate of interest will be equal to the highest certificate of deposit rates offered by the Bank during the year preceding the year in which the interest is to be credited. The current deemed interest rate is 4% per year. In lieu of such interest credits, the Board of Directors of the Bank may elect to invest the amounts credited to Mr. Williams’s account in specific investments in the name of the Bank, and the actual amounts credited to his account will reflect the actual investment results for those investments rather than the deemed interest under the Deferred Compensation Agreement.

Upon Mr. Williams’s retirement, or upon the earlier of (i) the termination of his employment, as defined in the Deferred Compensation Agreement, or (ii) a change in control of the Bank, as defined in the Deferred Compensation Agreement, Mr. Williams will receive a cash payment of the balance in his account payable in equal monthly installments over a term of five years. The Deferred Compensation Agreement provides for payment of a lump sum cash amount to Mr. Williams’s designated beneficiary in the event Mr. Williams’s dies prior to his retirement from employment at the bank. Interest will continue to accrue on amounts held pending payment.

Amounts payable under the Deferred Compensation Agreement are to be paid solely from the general assets of the Bank. Mr. Williams does not have any interest in any specific assets of the Bank under the terms of the Deferred Compensation Agreement. Mr. Williams or the Bank may terminate the Deferred Compensation Agreement with respect to any calendar year by providing written notice to the other party on or before December 1st of the preceding calendar year.

A copy of the Deferred Compensation Agreement between the Bank and Mr. Williams is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	10.1	Deferred Compensation Agreement between Lafayette Savings Bank and Randolph F. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 29, 2005	LSB Financial Corp.

	By:	/s/ Randolph F. Williams
Randolph F. Williams, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Deferred Compensation Agreement between Lafayette Savings Bank and Randolph F. Williams dated September 29, 2005